EXHIBIT 10.27




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September 22, 2017

Via Email to dbissmeyer@providence-energy.com

Providence Energy Operators, LLC
Attn: David Bissmeyer, Chief Operating Officer
16400 North Dallas Parkway, Suite 400
Dallas, TX 75248

Re:   Consent to Incur Additional Indebtedness

Dear David:

     Reference is made to that certain Revolving Line of Credit Facility Agreement dated May 15, 2015 ("Original Line of Credit Agreement"), as same may be amended from time to time, by and between PetroShare Corp. ("Company") and Providence Energy Operators, LLC ("PEO"); the Promissory Note between Company and PEO of even date and related thereto, as same may be amended from time to time (the "PEO Note"); and any Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement from Company to PEO of even date related thereto, as same may be amended from time to time ("Mortgage"; and, collectively with the Original Line of Credit Agreement and the PEO Note, the "PEO Credit Documents").

     The Company has prepared a confidential offering memorandum ("COM") for an offering (the "Offering") of up to $7.5 million (including an over-allotment) of unsecured convertible promissory notes (the "Series B Notes"). The Series B Notes will bear interest at 15% per year, require that interest be paid quarterly beginning December 31, 2017, and that all accrued interest and principal be paid on or before December 31, 2018. The principal amount of the Series B Notes is convertible into common stock of the Company at $1.50 per share. The forms of the COM and Series B Notes (collectively, the "New Credit Documents") are attached hereto as Exhibits A and B, respectively. If this consent agreement is executed, it is agreed that the Company shall execute and enter into the Documents with no changes from the forms attached hereto.

     The Company shall only use the funds raised by and from the Offering to pay accrued drilling costs for wells that underlie and securitize, and that are otherwise subject to and secured by, the PEO Credit Documents and to pay capital and operating expenses for the improvement and maintenance of the wells and oil

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and gas leases that underlie and securitize,  and that are otherwise  subject to and secured by, the PEO Credit Documents (the "Purposes"). The Company shall not provide any security in connection with the Offering or the Series B Notes. For the sake of clarity, no Offering proceeds shall be used to repay or prepay any Company debt obligations; provided that Company shall be able to use such proceeds to repay or prepay amounts owed under the PEO Credit Documents.

     In order to allow the Company to pursue the Offering and issue the Series B Notes as contemplated in the COM, and in consideration of the covenants of the Company in the immediately succeeding sentence, please confirm by execution of this letter that (i) PEO consents to the Company conducting the Offering and issuing the Series B Notes, including the incurrence of debt relating thereto (the "Series B Debt"); provided that any such additional debt shall not have any priority position over or equal to any debt subject to the PEO Credit Documents, whether currently outstanding or later incurred (the "PEO Debt") and provided further for the avoidance of doubt, the Series B Debt shall in all instances be secondary to, paid later than, and have lesser priority than, the PEO Debt; and provided further, that the foregoing shall not preclude the payments of interest on a quarterly basis to holders of the Series B Notes so long as the Series B Debt is outstanding and, (ii) solely with respect to the Company conducting the Offering and issuing the Series B Notes in accordance with this consent agreement, but not as to any other matter, and subject to the Company only using the Offering for the Purposes and the debt priority set forth in item (i) above, PEO waives such actions as an event of default under the PEO Credit Documents. In exchange for PEO's covenants in this consent agreement, and other valuable consideration, the Company hereby agrees (i) within 10 business days of the date hereof to issue to PEO an additional 250,000 shares of the Company's common stock, which PEO understands will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"), and applicable state securities law, and which shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act and will bear a restrictive legend, (ii) the interest rate on the PEO Note shall be increased from 8% per year to 10% per year effective September 1, 2017, (iii) the Company will begin making interest payments on the PEO Note beginning in the fourth quarter of 2017; and (iv) the Company, through appropriate officers, will meet in person or by phone with representatives of PEO not less frequently than semi-monthly beginning November 1, 2017 to discuss the Company's working capital.

     No waiver by PEO under this consent agreement shall operate as a waiver of any prior, other or subsequent default, whether of a like or a different character, under any of the PEO Credit Documents. Notwithstanding any other provision in this consent, and except as expressly set forth herein under items
(i) and (ii) in the paragraph above, PEO does not by executing this consent agreement agree or consent to, or provide any waiver with respect to, the Credit Documents or any provisions contained therein, and in no event does PEO hereby provide any opinion as to whether the Credit Documents or the Offering contemplated thereby comply with applicable laws.

     In the event that the Company uses the Offering, and/or the funds that are raised in connection therewith, for any use or purpose other than the Purposes, it shall be a material breach of and an event of default under the each of the PEO Credit Documents. Further, except as set forth herein, if the Company attempts to or does in any way cause or allow the new debt to have a priority position or preference over or ahead or equal to that of any of the PEO Credit Documents, it shall be deemed to be a material breach of and event of default under each of the PEO Credit Documents.

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     The Company  hereby  represents  and warrants  that it is not  currently in default under any of the PEO Credit Documents and that the transactions contemplated by the Offering and the Series B Notes, and the Company's execution of and performance under the Documents will not put Company into default or otherwise conflict with any of the PEO Credit Documents, subject to the limited waiver set forth herein. The Company further represents and warrants that the issuance of the 250,000 shares of stock to PEO is not and shall not be deemed or considered to be "interest" or violate any state or federal securities or other laws.

     The Company hereby agrees to all of provisions contained in this consent agreement. The undersigned hereby confirms that he is duly authorized by Company to provide this consent agreement and understands that PEO is relying on the Company's representations and covenants in this consent agreement when providing the consent requested herein.

     We appreciate your attention to this matter and the support that PEO has provided the Company. Please feel free to contact me if you have any questions.

                                Sincerely,

                                PETROSHARE CORP.



                                By: /s/ Stephen J. Foley
                                    --------------------------------
                                    Stephen J. Foley, Chief Executive Officer


Agreed and accepted this 23rd day of September 2017.

PROVIDENCE ENERGY OPERATORS, LLC



By: /s/ Mark L. Nastri
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    Mark L. Nastri, Exec. VP and General Counsel